SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D. C.  20549



                                              FORM 8-K



                                           CURRENT REPORT



                                 Pursuant to Section 13 or 15(d) of
                                 the Securities Exchange Act of 1934



                                  Date of Report:  October 30, 1996



                                  AMERICAN INVESTMENT NETWORK, INC.



                                             MISSISSIPPI


     0-21572                                                74-2447294

(Commission File Number)                                (IRS Employer ID No.)

     660 Lakeland East Drive, #204
     Flowood, Mississippi                                    39208
(Address of Principal Executive Office)                      (Zip Code)

                                            (601)936-2090
                                    Registrant's Telephone Number


Item 1.        Changes in Control of Registrant

               None

Item 2.        Acquisition or Disposition of Assets

               None

Item 3.        Bankruptcy or Receivership

               None

Item 4.        Certifying Accountants

               None

Item 5.        Other Events

On October 25, 1996, Registrant announced that it had signed a definitive written agreement whereby Citizens Insurance Company of America, (CICA), Austin, Texas, a wholly owned subsidiary of Citizens, Inc. (Citizens) will acquire 100% of the outstanding shares of Registrant for shares of Citizens Class A common stock.

Pursuant to the terms of the Agreement which is subject to approval of regulatory authorities and shareholders of Registrant, CICA will issue one share of Citizens Class A common stock it owns for each 7.2 shares of Registrant Class A and Class B common stock issued and outstanding. CICA expects to issue approximately 700,000 shares of Citizens common stock to consummate the transaction. The companies will continue to operate in their respective locations under a combined management team with consolidation of computer data processing on CICA's system.

Item 6.        Resignations of Registrant's Directors

               None

Item 7.        Financial Statements and Exhibits

               None



                                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on Registrant's behalf by the undersigned, duly authorized and empowered officer of the Registrant.

AMERICAN INVESTMENT NETWORK, INC.

BY:s/H. Harold Crumpler
H. Harold Crumpler, Executive Vice President, Treasurer


Date:  October 30, 1996